Exhibit 10.2.7 Employers Mutual Casualty Company Executive Long Term Incentive Plan PLAN OVERVIEW The Employers Mutual Casualty Company Executive Long Term Incentive Plan (the “LTIP”) is designed to reward superior multi-year performance for the senior executive officers of Employers Mutual Casualty Company (“the Company”). The LTIP helps EMC attract and retain high caliber senior executives. The LTIP provides compensatory motivation to achieve specified targets to incent senior executive officers to continually strive for optimal results. The following organization goals are the foundation for the LTIP: • Underwriting profitability • Strengthening and protecting surplus • Premium growth GENERAL PLAN STRUCTURE Terms in bold are defined in the “Definitions and Sources” section. The Three components that contribute to the LTIP calculation are: • Trade Combined Ratio • Surplus growth • Written premium growth The Trade Combined Ratio (“TCR”) is a calculation that assesses the Company's ability to generate an underwriting profit. The Surplus component rewards our ability to improve the strength of our policyholder surplus. The Written Premium component gauges our ability to increase overall written premium volume. For each of these components, a base percentage for meeting the pre-determined corporate goal is adjusted, up or down, to account for exceeding or missing the goal target. The result for each of the three components is added together and adjusted with an Industry Comparison Factor (provides bonus impact depending on whether EMC outperforms the industry or not) to calculate the Unmodified Plan Percentage. The Unmodified Plan Percentage is then adjusted, for each Eligible Officer, using the Role Adjustment Factor (accounts for the officer level or committee membership), Service Adjustment Factor (prorates the bonus percentage for any officers not eligible the entire year) and Retirement Notice Adjustment Factor (adjusts the bonus for retirees based on whether adequate retirement notice was provided). The resulting percentage is the Individual Plan Percentage which is then applied to the officer's Salary to calculate the LTIP Payout. Any payment is subject to all applicable taxes, withholdings and deductions. To assist participants in calculating individual bonuses, a table will be provided each Plan Term to LTIP participants to show the bonus percentages applicable for each component result in 1/10th point increments. For each of the three components of the LTIP (Trade Combined Ratio, Surplus and Written Premium), the base bonus percentage, corporate goal and performance factor will be set by the Executive Management Committee (upon approval by the Senior Executive Compensation Committee) at the beginning of the Plan Term.

TIMING OF PLAN PAYMENT Any incentive compensation from the LTIP will be made following the approval by the Senior Executive Compensation Committee and after review of industry results on April 10 of the year following the end of the Plan Term. SEPARATION OF EMPLOYMENT Any Eligible Officer who separates from the Company for any reason other than retirement, death or Disability will not receive payment from the LTIP. SPECIAL CONSIDERATIONS All provisions in the LTIP are approved by the Senior Executive Compensation Committee at the onset of the Plan Term. Any exceptions to the plan calculations or eligibility must be submitted to the Committee for consideration and the decision of the Committee is final. The following worksheet outlines the overall calculation for the plan.

Executive Long Term Incentive Plan

Trade Combined Ratio: ______ + [(______ - ______) * ______] = ______

TCR Base Bonus % | 3 YR TCR Goal | 3 YR TCR Result | TCR Performance Factor | TCR Contribution

+

Surplus Growth: ______ + [(______ - ______) * ______] = ______

Surplus Base Bonus % | 3 YR Surplus Result | 3YR Surplus Goal | Surplus Performance Factor | Surplus Contribution

+

Written Premium Growth: ______ + [(______ - ______) * ______] = ______

WP Base Bonus % | 3 YR WP Result | 3YR WP Goal | WP Performance Factor | WP Contribution

*

Industry Comparison Factor: 1 + [(______ - ______) * ______] = ______

3 YR Industry TRC | 3YR TRC Result | Industry Performance Factor | Industry Comparison Factor MIN .80/MAX1.20

= ______

Unmodified Plan Percentage rounded to 1/10th MAX 125%

*

Role Adjustment Factor: officer's position within the Company as of December 31 of the **Plan Year**.

______
Role Adjustment Factor

Role or title	*Adjustment Factor*
President	1.3
Executive Management Committee Members	1.2
Policy Committee Members or Sr. VP	1.1
All other Vice Presidents	1.0

*

Service Adjustment Factor: # of days during the **Plan Term** participating/1095. Usually 1.0 except for new or retiring officers, or upon the occurrence of death or **Disability**.

______
Service Adjustment Factor

*

Retirement Notice Adjustment Factor: Will be 1.0 for current **Eligible Officers, and** in the case of death, **Disability** or retiring officers who provide **Adequate Retirement Notice.** Any retiring officers not providing adequate notice will use a factor of .50.

______
Retirement Notice Adjustment Factor

= ______

Individual Plan Percentage rounded to 1/10th

*

Salary: Officer's annual salary as shown in Workday as of December 15th of the end of the **Plan Term.**

$______
Salary

= $______
LTIP Payout

Executive Long Term Incentive Plan - SAMPLE

Trade Combined Ratio: 20% + [(100% - 99%) * 7] = 27%

TCR Base Bonus %	3 YR TCR Goal	3 YR TCR Result	TCR Performance Factor	TCR Contribution
20%	100%	99%	7	27%

+

Surplus Growth: 5% + [(23% - 20%) * .75] = 7.25%

Surplus Base Bonus %	3 YR Surplus Result	3YR Surplus Goal	Surplus Performance Factor	Surplus Contribution
5%	23%	20%	.75	7.25%

+

Written Premium Growth: 5% + [(5% - 5%) * .75] = 5%

WP Base Bonus %	3 YR WP Result	3YR WP Goal	WP Performance Factor	WP Contribution
5%	5%	5%	.75	5%

*

Industry Comparison Factor: 1 + [(99% - 97%) * .05] = 1.1

	3 YR Industry TRC	3YR TRC Result	Industry Performance Factor	Industry Comparison Factor MIN .80/MAX1.20
1	99%	97%	.05	1.1

=

43.2%
Unmodified Plan Percentage rounded to 1/10th MAX 125%

*

Role Adjustment Factor: officer's position within the Company as of December 31 of the **Plan Term**.

1.1
Role Adjustment Factor

Role or title	*Adjustment Factor*
President	1.3
Executive Management Committee Members	1.2
Policy Committee Members or Sr. VP	1.1
All other Vice Presidents	1.0

*

Service Adjustment Factor: # of days during the Plan Term participating/1095. Usually 1.0 except for new or retiring officers, or upon the occurrence of death or **Disability**.

1.0
Service Adjustment Factor

*

Retirement Notice Adjustment Factor: Will be 1.0 for current **Eligible Officers**, and in the case of death, **Disability** or retiring officers who have provided **Adequate Retirement Notice.** Any retiring officers not providing adequate notice will use a factor of .50.

1.0
Retirement Notice Adjustment Factor

=

47.5%
Individual Plan Percentage rounded to 1/10th

*

Salary: Officer's annual salary as shown in Workday as of December 15th of end of the **Plan Term**.

$150,000
Salary

=

Assume the following information is available. Executive Management sets the following base bonus percentages, goals and performance factors at the beginning of the Plan Term:

TCR Base = 20%, Goal = 100, Performance Factor = 7
Surplus Base = 7.5%, Goal = 20%, Performance Factor = .75
Written Premium Base = 7.5%, Goal = 5%, Performance Factor = .75
Industry Performance Factor = .05

Eligible Vice President that is a Policy Committee Member, not retiring and eligible the entire plan year.

$71,250
LTIP Payout

PLAN DEFINITIONS AND SOURCES Adequate Retirement Notice: Written notification of an officer's intent to retire is received by his/her supervisor and human resources or a member of the Executive Management Committee no less than: Role or title Notice Required President one year prior to retirement date Executive Management Committee Members one year prior to retirement date Policy Committee Members or SVP nine months prior to retirement date All other Vice Presidents six months prior to retirement date For purposes of the LTIP, in no event can a retirement occur prior to the officer attaining age 55 at the time of separation. Disability: Disability is determined by the Eligible Officer becoming eligible to receive disability benefits under the Company’s applicable long-term disability program. Eligible Officer: Officers holding titles of Vice President, Senior Vice President, Executive Vice President or President for Employers Mutual Casualty Company on or before December 31 of the end of the Plan Term who are not otherwise eligible for a separate bonus plan, as well as retiring officers (or those experiencing death or Disability) holding the title of Vice President, Senior Vice President, Executive Vice President or President for Employers Mutual Casualty Company during the Plan Term. Executive Management Committee: EMC President and CEO, EMC EVP/COO, EMC EVP for Corporate Development, EMC EVP Finance and Analytics, SVP Branch Operations. Individual Plan Percentage: The percentage applied to the officer’s Salary calculated by Unmodified Plan Percentage * Role Adjustment Factor * Service Adjustment Factor * Retirement Notice Adjustment Factor. This percentage yields the gross payment which is subject to all applicable taxes, withholdings, and deductions. Industry Comparison Factor: An adjustment factor used to account for EMC's performance against the industry. The factor range is from .80 to 1.20 depending on whether EMC performed better or worse than the industry over a three year period with respect to the trade combined ratio. 3 YR Industry TCR: A measure of the industry underwriting performance for comparison with EMC. This ratio will be calculated annually be taking the un-weighted average of the most recent 3 year combined ratios as calculated by AM Best for the Total US PC Industry (099200). The calculation will always use the most recently available industry results which is expected to be the QAR report or BestLink for the first two years and the AM Best Statistical Study US P/C Financial Results which is generally published mid to late March. LTIP Payout: (Unmodified Plan Percentage * Role Adjustment Factor * Service Adjustment Factor * Retirement Notice Adjustment Factor) * Salary Plan Term: The three-year term commencing on January 1 of the first year and ending on December 31 of the final year. Retirement Notice Adjustment Factor: A factor of 1.0 unless Adequate Retirement Notice was not received. Lack of Adequate Retirement Notice will generate a .50 factor.

Role Adjustment Factor: Provides distinction among individual eligible officers based on title and service on either the Policy Committee or Executive Management Committee as of December 31 of the end of the Plan Term. Role or title Adjustment Factor President 1.3 Executive Management Committee Members 1.2 Policy Committee Members or Sr. VP 1.1 All other Vice Presidents 1.0 Salary: Officer's annual salary as shown in Workday as of December 15th of the end of Plan Term. For a retiring officer (or one experiencing death or Disability), salary shall be the annual salary shown in Workday as of the date of retirement (or death or Disability). Service Adjustment Factor: Provides the proportion of time, during the Plan Term, that an officer was eligible for the bonus plan. This is a calculated factor expressed as Number of Days as an Eligible Officer during Plan Term/1095. The result will be 1.0 except in those cases where an employee became an Eligible Officer during the Plan Term or where Eligible Officer retired, died or became disabled. Senior Executive Compensation Committee: Select members of either the EMCC Board of Directors or EMCI Board of Directors providing governance and oversight of executive compensation and stock award administration. Surplus Base Percentage: A percentage that will reflect the contribution of the surplus component if the Surplus Corporate Goal and Surplus Result are identical. Surplus Contribution: Surplus Base Percentage + ((3 YR Surplus Result - 3 YR Surplus Goal) X Surplus Performance Factor) Surplus Performance Factor: The multiplier used to increase or decrease the Surplus Contribution for every point the 3 YR Surplus Result is above or below the 3 YR Surplus Goal. 3 YR Surplus Goal: This Surplus growth goal is established by the Executive Management Committee at the beginning of the Plan Term. The Senior Executive Compensation Committee must approve the surplus growth goal each Plan Term as it relates to the calculation of the LTIP. 3 YR Surplus Result: The three-year percentage change in policyholder surplus for the company on a consolidated basis. The source data for this calculation can be found in the current and third prior year consolidated annual statements. It is determined by dividing Surplus as regards policyholders for the current year (page 4, column 1, line 39 from the current year statement) by Surplus as regards policyholders for the third prior year (page 4, column 1, line 39 from the third prior year statement) and subtracting one. TCR Base Bonus Percentage: A percentage that will reflect the contribution of the trade combined ratio component if the 3 YR TCR Goal and 3 YR TCR Result are identical. TCR Contribution: TCR Base Percentage + ((3 YR TCR Goal - 3 YR TCR Result) X TCR Performance Factor) TCR Performance Factor: The multiplier used to increase or decrease the TCR Contribution for every point the 3 YR TCR Result is above or below the 3 YR TCR Goal.

3 YR TCR Goal: This Trade Combined Ratio is established by the Executive Management Committee at the beginning of the Plan Term. The Senior Executive Compensation Committee must approve the trade combined ratio goal each Plan Term as it relates to the calculation of the LTIP. 3 YR TCR Result: The calculated three-year trade combined ratio result for the company on a consolidated basis. The source of the consolidated trade combined ratio is provided by the most recent three consolidated annual statements and is determined by summing two ratios. The first ratio is calculated by adding the amounts for Losses incurred for the past three years (page 4, column 1, line 2 from the past three statements), Loss adjustment expenses incurred for the past three years (page 4, column 1, line 3 from the past three statement), and Dividends to policyholders (page 3, column 1, line 17 from the past 3 statements) together, and dividing the total by the sum of Premiums earned in the past three years (page 4, column 1, line 1 from the past three statements). The second ratio is calculated by dividing the sum of Other underwriting expenses incurred in the past three years (page 4, column 1, line 4 from the past three statements) by Total net premiums written in the past three years (page 8, column 6, line 35 from the past three statements). The 3 YR TCR Actual is the sum of these two ratios. Unmodified Plan Percentage: The addition of the TCR Contribution, Surplus Contribution, WP Contribution multiplied by the Industry Comparison Factor. WP Base Bonus Percentage: A percentage that will reflect the contribution of the Written Premium component if the 3 YR WP Goal and 3 YR WP Result are identical. WP Performance Factor: The multiplier used to increase or decrease the WP Contribution for every point the 3 YR WP Result is above or below the 3 YR WP Goal. Written Premium Contribution: WP Base percentage + ((3 YR WP Result - 3 YR WP Goal) X WP Performance Factor) 3 YR WP Goal: This Written Premium growth goal is established by the Executive Management Committee at the beginning of the Plan Term. The Senior Executive Compensation Committee must approve the written premium growth goal each Plan Term as it relates to the calculation of the LTIP. 3 YR WP Result: The three-year percentage change in written premium for the company on a consolidated basis. The source for the written premium is provided by the consolidated annual statements. It is calculated by dividing Total net premiums written in the current year (page 8, column 6, line 35 from the current year statement) by the Total net premiums written in the third prior year (page 8, column 6, line 35 from the third prior year statement) and subtracting one.

CLAWBACK PROVISION EMPLOYERS MUTUAL CASUALTY COMPANY POLICY FOR RECOVERY OF ERRONEOUSLY AWARDED INCENTIVE-BASED COMPENSATION Executive officers (as defined below) of Employers Mutual Casualty Company (the “Company”) may be required to repay previously awarded incentive-based compensation to the Company in certain circumstances and to the extent required under applicable law. For incentive compensation performance periods in progress as of the adoption of this policy and paid on or after January 1, 2015, the statement of terms and conditions accompanying any incentive-based compensation award made by the Company shall include a provision incorporating the requirements of this policy. To the extent there is a determination made that the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirements, the Compensation Committee of the Company’s Board of Directors and the Compensation Committee of EMC Insurance Group Inc.’s Board of Directors (EMCI) (collectively referred to as the Compensation Committees) will determine whether, and to what extent, recovery of any incentive-based compensation previously paid is appropriate based on the facts and circumstances involved. If it is determined that a recovery is appropriate, the Compensation Committees shall direct that the Company recover that portion of any incentive-based compensation (whether in the form of cash or equity, if applicable) paid to current and former executive officers during the 36-month period preceding the date the Company is required to issue the accounting restatement that is in excess of what would have been paid to the executive officers under the accounting restatement. The amount to be recovered from the executive officers based on an accounting restatement shall be the amount by which the affected incentive-based compensation exceeded the amount that would have been payable to such executive officers had the accounting statements initially been issued as restated; provided, however, the Compensation Committees reserve the authority to recover different amounts from different executive officers on such bases as they shall deem appropriate, such as in the case of an executive officer’s misconduct that contributes to the need for the accounting restatement. The Compensation Committees shall determine, subject to applicable law, whether the Company shall effect such recovery of incentive-based compensation (i) by seeking recovery from the executive officer; (ii) by reducing the amount that would otherwise be payable to the executive officer under any compensatory plan, program or arrangement maintained by the Company; (iii) by withholding payment of future increases in compensation (including the payment of any discretionary bonus amount); or (iv) by any combination of the foregoing. For purposes of this policy, the term “executive officers” means those persons who received incentive-based compensation under the Company’s Senior Executive Compensation Bonus Program, Senior Executive Long Term Incentive Plan, or the incentive-based compensation plans applicable to the Company’s Bond Manager and the President of EMC Reinsurance Company. The term “incentive-based compensation” means, as applicable, cash or equity compensation paid under any of the above mentioned plans, the amount of which was determined in whole, or in part, upon specific performance-based goals relating to the financial results of EMC Insurance Companies, or its individual operating segments. The remedies outlined herein are in addition to, and not in lieu of, any action deemed necessary by the Compensation Committees, the Company’s Board of Directors, EMCI’s Board of Directors, or the Company (up to and including termination of employment), and any legal rights available to the Company to recover incentive-based compensation, and any action imposed by law enforcement agencies, regulators, or other authorities.